Exhibit 99.1

Ondas Completes Merger of U.S. Defense Prime Contractor Mistral, Brings Programs in Excess of $1
Billion and Expands Direct Prime Participation Across U.S. Department of War Programs

Establishes Direct Access to U.S. Army and Special Operations IDIQ Contract Vehicles and Expands Domestic Manufacturing and Integration Capabilities

Transaction Strengthens Ondas’ Position as a Next-Generation Defense Prime, Accelerating Deployment of Autonomous Systems Across U.S. Defense and Homeland Security Markets

Adds Approximately $264 million to Ondas’ Backlog; Ondas Pro Forma Backlog, Adjusted for the
Mistral and World View Acquisitions, was $457 Million as of March 31, 2026

WEST PALM BEACH, FL / April 24, 2026 / Ondas Inc. (Nasdaq: ONDS) (“Ondas” or the “Company”), a leading provider of autonomous aerial and ground-based intelligence systems through its Ondas Autonomous Systems (OAS) business unit and private wireless solutions through Ondas Networks, today announced it has completed its merger of Mistral Inc. (“Mistral”), a U.S.-based defense prime contractor with decades of experience supporting U.S. military, federal, and public safety programs.

The merger, valued at $175 million, provides the Company with direct prime contractor access to U.S. Army and Special Operations contract vehicles, while adding U.S.-based manufacturing, integration, and federal contracting infrastructure. The transaction marks a significant step in Ondas’ strategy to expand direct participation in large-scale U.S. government programs.

Mistral brings established relationships across U.S. defense and homeland security agencies, as well as a proven track record delivering mission-critical technologies into operational environments. Mistral will support and expand its existing programs, customers and partner relationships while forming a dedicated program capture arm for Ondas in the U.S., establishing a focused capability to deliver, support, and scale the deployment of Ondas’ integrated systems across defense and homeland security customers. The combination accelerates Ondas’ ability to deploy integrated autonomous systems, including aerial platforms, counter-UAS technologies, and ground robotics, directly into U.S. defense programs.

“This merger marks a significant step in positioning Ondas as a fully integrated defense prime contractor, accelerating our expansion across the U.S. defense market,” said Eric Brock, Chairman and CEO of Ondas. “Mistral brings established access to key contract vehicles, a U.S.-based manufacturing and integration footprint, and deep customer relationships across UAVs, loitering munitions, and ground robotics—directly aligned with the core segments of our platform. Together, we are strengthening our ability to deliver mission-ready systems to U.S. government customers at scale.”

“Mistral has already captured programs exceeding $1 billion in value and is expected to be a meaningful contributor to revenue growth and EBITDA leverage as we scale our U.S. operations,” Brock added.

With Mistral’s position as a prime contractor on established U.S. Army IDIQ programs and its role supporting advanced soldier and tactical systems initiatives, Ondas is now structurally positioned to pursue larger program awards and accelerate technology integration to program-of-record deployment. The addition of U.S.-based production and contract execution capabilities also strengthens Ondas’ ability to meet procurement requirements tied to domestic manufacturing, supply chain security, and long-term sustainment.

As of March 31, 2026, Ondas estimates its backlog with orders in hand was $177 million, an increase from $68 million at December 31, 2025. Mistral had $264 million in contracted backlog as of April 21, 2026 and World View Enterprises (“World View”), which was acquired on April 1, 2026, had contracted backlog of $16 million at closing. Ondas’ pro forma backlog as of March 31, 2026, was $457 million, adjusted for the addition of Mistral and World View.

For additional information regarding the merger, please see the Current Report on Form 8-K to be filed with the Securities and Exchange Commission later today. In connection with the merger, the Company approved inducement grants of restricted stock units (RSUs) representing 1,245,263 shares of the Company’s common stock to a total of 58 employees newly-hired in connection with the merger. The equity awards were granted pursuant to the Nasdaq Rule 5635(c)(4) inducement grant exception as a component of each individual’s employment compensation and were granted as an inducement material to his or her acceptance of employment with the Company. The RSUs will vest in twelve (12) equal quarterly installments through the third anniversary of the closing date, subject to the applicable employee’s continued employment with the Company.

About Ondas Inc.

Ondas Inc. (Nasdaq: ONDS) is a leading provider of autonomous systems, robotics, and mission-critical connectivity solutions for defense, security, and industrial markets. Through its business units (Ondas Autonomous Systems, Ondas Capital and Ondas Networks), the Company develops and deploys integrated technologies that deliver advanced sensing, mobility, and communications capabilities for complex operational environments.

Ondas Autonomous Systems (OAS) delivers a portfolio of AI-enabled air and ground robotic platforms and counter-UAS technologies designed to support defense, homeland security, and critical infrastructure protection missions worldwide. OAS solutions include autonomous drone platforms, robotic ground systems, counter-drone technologies, advanced propulsion and unmanned aircraft capabilities, autonomous engineering and demining capabilities, and integrated sensing systems that enable persistent intelligence, surveillance, security, and operational response. These platforms are deployed globally across defense forces, government agencies, and commercial operators to protect sensitive sites, populations, and strategic infrastructure.

Ondas Capital focuses on strategic investments, partnerships, and advisory initiatives that support the growth of the global autonomous systems ecosystem. The platform is designed to accelerate the development, scaling, and deployment of next-generation robotics, sensing, and defense technologies across allied markets.

Ondas Networks provides mission-critical wireless connectivity through its FullMAX platform, a software-defined broadband solution based on the IEEE 802.16t standard. FullMAX enables highly reliable, secure, and scalable communications for industrial IoT applications across rail, utilities, oil and gas, transportation, and government networks.

Together, Ondas’ technologies combine autonomous systems, advanced sensing, and resilient connectivity to deliver integrated operational capabilities that enhance security, efficiency, and decision-making in some of the world’s most demanding environments.

For additional information on Ondas Inc.: www.ondas.com, X and LinkedIn

For Ondas Autonomous Systems: LinkedIn

For Airobotics: www.airoboticsdrones.com, X and LinkedIn

For American Robotics: www.american-robotics.com, X and LinkedIn

For Sentrycs: www.sentrycs.com, X and LinkedIn

For Roboteam: www.robo-team.com, X and LinkedIn

For Apeiro Motion: www.apeiro-motion.com and LinkedIn

For Rotron: www.rotronaero.com and Linkedin

For 4M Defense: www.4-mine.com and LinkedIn

For BIRD: www.birdaero.com and LinkedIn

For World View: www.worldview.space, X and LinkedIn

For Ondas Capital: www.ondascapital.com, X and LinkedIn

For Ondas Networks: www.ondasnetworks.com, X and LinkedIn

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas Inc.

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Inc.

preston.grimes@ondas.com

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